UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

Property Management Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	333-196503	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit A, 19/F, Times Media Centre 133 Wan Chai Road, Wan Chai, Hong Kong
(Address of Principal Executive Offices)

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Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On April 14, 2017, Wong H’Sien Loong entered into stock purchase agreements for the acquisition of an aggregate of 9,000,000 shares of Common Stock of the Company, representing approximately 87.4% of the issued and outstanding shares of Common Stock of the Company as of such date, from C. Thomas McMillen and Michael T. Brigante, the previous majority shareholders of the Company (the “Purchase Agreements”). The Purchase Agreements were fully executed and delivered on April 24, 2017. Consequently, Mr. Loong is now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

In addition, on April 14, 2017, Michael T. Brigante submitted his resignation from all executive officer positions with the Company, including Chief Executive Officer and President, effective immediately. In addition, each of C. Thomas McMillen and Michael T. Brigante submitted his resignation as members of the Board, which resignations shall become effective on the 10th day following the mailing of this information statement to the stockholders of the Company. On April 14, 2017, Wong H’Sien Loong was appointed as Chief Executive Officer, Chief Financial Officer, Director, effective immediately.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

There were no disagreements between Mr. Brigante or Mr. McMillen and us or any officer or director of the Company.

(b) Resignation of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(b).

(c) Appointment of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(c).

(d) Appointment of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(d).

The business background descriptions of the newly appointed officer and directors are as follows:

Wong H’Sien Loong

Hsien Loong Wong started his career in investor relations in technology, biotechnology, mining and oil and gas. His has extensive experience in running of public companies. In particular, he was also CEO of Nexgen Petroleum Corp, an oil and gas drilling in Tennessee USA.  Since 2008, Mr Wong established a career in Singapore primarily in Real Estate and logistics. He is currently a director of a commercial property valued at $600 million. He also currently serves as director to Food Bank Singapore, a registered charity. Mr Wong received his BA (Hons) in Communications from Simon Fraser University, British Columbia and his MSc in Real Estate from the National University of Singapore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Property Management Corporation of America

Date: April 25, 2017	By:	/s/ Wong H’Sien Loong
Name: Wong H’Sien Loong
Title: Chief Executive Officer